
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                       6,014,023
<SECURITIES>                                40,367,536
<RECEIVABLES>                                   24,726
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              45,768,631<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                45,768,631<F2>
<SALES>                                              0
<TOTAL-REVENUES>                           (1,332,776)<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,589,673
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,799,938)<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,799,938)<F4>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,799,938)<F4>
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash, securities and receivables, total assets include net unrealized gain on open contracts of $380,736.
<F2>Liabilities include redemptions payable of $1,341,552, accrued brokerage fee of $155,551, accrued administrative expenses of $121,844, and accrued management fees of $38,888.
<F3>Total revenue includes realized trading revenue of $(190,005), net change in unrealized of $(819,971), interest income of $2,648,334 and change in valuation of Yield Pool of $(2,971,134).
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in loss of $122,511.

